Exhibit 99.1

NATIONAL ENERGY SERVICES REUNITED CORP. TO ACQUIRE GULF ENERGY SAOC AND NATIONAL PETROLEUM SERVICES

•	Creates regional oilfield services leader in the Middle East and North Africa (MENA) region

•	Provides platform to accelerate growth and bring new technology to the region

•	Combines experienced management team with deep sector expertise and successful track record through cycles

•	Brings together diverse and strategic group of large institutional investors

•	Forms the first and only NASDAQ-listed national oilfield services company in MENA region

HOUSTON, November 12, 2017 – National Energy Services Reunited Corp. (“NESR”) (NASDAQ: NESR) announced today that it has entered into definitive agreements to combine with Gulf Energy SAOC (“GES”) and National Petroleum Services (“NPS”) for an aggregate purchase price of approximately $1.1 billion, or 5.4x the Company’s estimated 2018 EBITDA. GES and NPS (collectively the “business combination” or the “Company”) are leading regional oilfield services companies offering a mix of drilling, completion and production services and equipment in the MENA and Asia Pacific regions. Following closing, the Company’s primary operating locations will be in Dammam, Saudi Arabia, Muscat, Oman and Dubai, UAE, with local headquarters in Houston, Texas. More than 3,000 people will be employed in more than a dozen countries across the region. Upon closing, the Company plans to retain the leadership of both GES and NPS in management, senior advisory roles or board positions.

NESR is funding the transaction with $229 million of cash and equity contributions from SCF Partners and other notable regional and international investors. The majority of the existing stakeholders in GES and NPS plan to maintain their position in the Company, and receive a significant portion of their consideration in NESR shares. NESR has also secured a backstop of up to $100 million to help fund any potential redemptions requested by NESR shareholders in connection with the business combination. The transaction was structured to balance the interests of management, employees and stockholders.

NPS is one of the leading providers of integrated energy services in the MENA region, having established long-term relationships with leading international and national oil companies and built a strong market presence in GCC (Gulf Cooperation Council) countries. Led by CEO Adnan Ghabris since 2008, NPS shareholders are among the most significant investors in the region.

Founded in 2005 by Hilal Al-Busaidy and Yasser Al Barami, GES is a provider of high-quality, integrated oilfield service solutions in the MENA region. It has cultivated key relationships with the major upstream operators in Oman and in other international markets.

The business combination creates a leading regional player in a market which is expected to grow substantially. NESR is well positioned to benefit from revenue and cost synergies and significant in-country value creation through the delivery of superior service and technology. The combined Company presents a more attractive partner for incremental M&A in the area, and provides a platform for global oilfield technology firms to gain exposure to the region.

Sherif Foda, Chairman of the Board and CEO of NESR, commented, “We formed NESR to invest in the global oilfield services sector, and this transaction is an important first step. The combination of NPS and GES provides an ideal platform to create a leader in oilfield services in the MENA region. With the support of our esteemed customers, we are creating a truly national services company which has its roots in the region. Our goals are to create employment opportunities, significantly expand local manufacturing and be recognized as one of the best service providers in the area. We are at the beginning of a very exciting journey and we intend to aggressively grow our portfolio and businesses. I am confident that this transaction will provide market-leading returns to our investors. I am honored to have the support of prominent GCC leaders and to have such a global and diverse group of investors such as SCF Partners and others who believe in this vision and are partnering with us in this endeavor. I am also looking forward to working with Hilal, Yasser, Adnan and the entire GES and NPS teams to realize this vision.”

Hussain Al-Nowais, Chairman of the Board of NPS and Waha Capital, commented, “I am very pleased with this combination and am confident that NESR will be able to build on the excellent work that the NPS team has delivered. Given the importance of this sector to the region and its potential for in-country value creation, I believe that we are on the right path to create a Middle East bellwether for the oilfield services sector. I look forward to seeing NESR achieve its goals in the future.

Hilal Al Busaidy, CEO and Co-Founder of Gulf Energy SAOC, stated, “We see this business combination as an excellent way to integrate two complementary businesses with highly-experienced operators, allowing the combined entity to further strengthen our footprint across key markets.” Yasser Al Barami, Chairman and Co-Founder of Gulf Energy SAOC, added, “We are extremely proud of all the successes of GES and the growth it has demonstrated since its inception. We look forward to joining with NPS. We strongly believe that with our entrepreneurial experience and Sherif’s experience in the region and globally, we will be uniquely positioned to deliver the best services to our customers and advance in-country economic development. The sky is the limit.”

Adnan Ghabris, CEO of National Petroleum Services highlighted, “The combination of GES and NPS will provide clients with more than a dozen services across more than 10 countries in Middle East and North Africa. The combined company will be a comprehensive provider of services with a scalable platform in the region. This will create the largest indigenous MENA-focused oilfield services player.”

Andy Waite, Co-President of SCF Partners highlighted, “SCF Partners’ strategy has been to identify and invest in sub-sectors in the energy services industry that have significant long-term growth potential, and partner with exceptional management teams to build market-leading companies. In NESR we saw an opportunity to do the same and are very pleased with NESR’s acquisitions, as well as the team Sherif has assembled along with the NPS and GES teams.”

The transaction is expected to be completed by the end of the year, pending stockholder approval and other customary closing conditions.

Advisors

J.P. Morgan acted as the sole financial advisor to NESR on its acquisitions of NPS and GES. Citigroup and Freshfields Bruckhaus Deringer acted as the sell-side advisers to NPS. Maxim Group LLC and National Bank of Canada Financial Inc. acted as underwriters.

About National Energy Services Reunited Corp.

www.nesrco.com

NESR is a Special Purpose Acquisition Company (“SPAC”) formed in the British Virgin Islands and headquartered in Houston, Texas. The company raised $229 million in its IPO to acquire companies in the energy services sector globally. NESR is led by CEO Sherif Foda, who is also one of the shareholders of the company.

About National Petroleum Services

www.npsintl.com

NPS is a leading regional provider of integrated energy services in the MENA and Asia Pacific regions, and currently operates in 12 countries across the MENASA region and through various regional subsidiaries. NPS’ service lines include wells services, electric line logging, well testing, and integrated drilling and workover operations. NPS has a highly skilled workforce of more than 1,600 employees from 40 different nationalities.

About Gulf Energy SAOC

www.www.gulfenergy-int.com

GES is a provider of high-quality integrated drilling and completions oilfield service solutions in the Middle East and North Africa region, with a workforce of approximately 1,200 people. GES has established relationships with a majority of the operators in Oman as well as with other international clients. As a pioneer in many oilfield services technologies, GES has a successful track record of servicing complex wells.

Forward Looking Statements

This communication includes certain statements that may constitute "forward-looking statements" for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about: the parties' ability to effect the business combination; the benefits of the business combination; the future financial performance of NESR following the business combination; and changes in GES and NPS strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing NESR’s views as of any subsequent date, and NESR does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, NESR’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: (i) the occurrence of any event, change or other circumstances that could delay the business combination or give rise to the termination of the definitive agreements relating to the business combination; (ii) the outcome of any legal proceedings that may be instituted against NESR following announcement of the business combination; (iii) the inability to complete the business combination due to the failure to obtain approval of the stockholders of NESR, or other conditions to closing in the definitive agreements relating to the business combination; (iv) the risk that the proposed business combination disrupts current plans and operations of NESR, NPS or GES as a result of the announcement and consummation of the business combination; (v) NESR's ability to realize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of NESR to grow and manage growth profitably following the business combination; (vi) costs related to the business combination; (vii) changes in applicable laws or regulations; and (viii) the possibility that NESR, NPS or GES may be adversely affected by other economic, business, and/or competitive factors.

No Offer or Solicitation

This communication is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed business combination and other transactions described herein or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Information for Investors and Stockholders

In connection with the proposed business combination, NESR intends to file a proxy statement with the SEC. The definitive proxy statement and other relevant documents will be sent or given to the stockholders of NESR and will contain important information about the proposed business combination and related matters. NESR stockholders and other interested persons are advised to read, when available, the proxy statement in connection with NESR's solicitation of proxies for the meeting of stockholders to be held to approve the proposed business combination because the proxy statement will contain important information about the transaction. This is not a solicitation of any vote or approval. When available, the definitive proxy statement will be mailed to NESR stockholders as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC's website at www.sec.gov.

Participants in the Solicitation

NESR and its directors and officers may be deemed participants in the solicitation of proxies of NESR stockholders in connection with the proposed business combination. NESR stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of NESR in its final prospectus filed with the SEC on May 12, 2017. Additional information will be available in the definitive proxy statement when it becomes available.

For inquiries regarding NESR, please contact:

Joseph Caminiti or Steve Calk

Alpha IR Group

312-445-2870

NESR@alpha-ir.com